Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 29, 2024, relating to the financial statements of CNH Industrial N.V. and the effectiveness of CNH Industrial N.V.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of CNH Industrial N.V. for the year ended December 31, 2023.

/s/ Deloitte & Touche LLP

Chicago, Illinois

June 7, 2024